Exhibit 99.1 NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT: Bob Lougee (508)870-6771
Thursday, August 7, 2003

Arch Wireless Reports Second Quarter Operating Results

Westborough, MA (August 7, 2003) — Arch Wireless, Inc. (Nasdaq: AWIN; BSE: AWL), a leading wireless messaging and mobile information company, today announced consolidated net income of $5.2 million, or $0.26 per share, for the second quarter ended June 30, 2003. Consolidated revenues for the second quarter of 2003 were $154 million while net cash provided by operating activities was $45.1 million.

Arch’s financial results include separate results and cash flows prior to its emergence from bankruptcy on May 29, 2002 (the Predecessor Company), as well as operating results and cash flows after its emergence from bankruptcy (the Reorganized Company), reflecting the application of “fresh-start” accounting that resulted from Arch’s Chapter 11 reorganization. Consequently, and due to other reorganization-related events and adjustments, the Predecessor Company’s financial statements for the six-month period ended June 30, 2002 are not comparable to the Reorganized Company’s financial statements for the six-month period ended June 30, 2003.

C.     Edward Baker, Jr., chairman and chief executive officer, noted: “We are pleased with the operating results for the second quarter as we continued to reduce operating expenses and maintain operating margins.”

J.     Roy Pottle, executive vice president and chief financial officer, said: “Arch continued to reduce its total debt during the quarter as our wholly owned subsidiary, Arch Wireless Holdings, Inc. (AWHI), completed additional redemptions of 10% Senior Subordinated Secured Notes due 2007. Upon completion of a $10 million optional redemption scheduled for September 2, 2003, AWHI will have fully redeemed the $200 million of 10% Senior Notes originally issued.” Pottle also noted: “Cash and cash equivalents were $46.2 million as of June 30, 2003, resulting in net debt (total debt less cash and cash equivalents) of $95.8 million compared to $133.2 million as of March 31, 2003.”

Arch reported a net decline of 389,000 messaging units in service during the second quarter of 2003, comprised of 373,000 one-way messaging units and 16,000 two-way messaging units. Direct units in service declined by 244,000 during the quarter while indirect units in service declined by 145,000. Messaging units in service totaled 4,773,000 at June 30, 2003 with 3,786,000 direct units in service and 987,000 indirect units in service. Average revenue per direct unit in service during the second quarter was $11.66 compared to $3.48 per indirect unit in service.

Pottle also updated previous 2003 financial guidance, noting that “operating expenses are now expected to be $410 million to $415 million, while capital expenditures and working capital are now expected to range between $40 million and $50 million.” Pottle also reaffirmed previous 2003 revenue guidance of $580 million to $600 million.

Arch Wireless, Inc., headquartered in Westborough, Mass., is a leading wireless messaging and mobile information company with operations throughout the United States. It offers a full range of wireless messaging and wireless e-mail services, including mobile data solutions for the enterprise, to business and retail customers nationwide. Arch provides services to customers in all 50 states, the District of Columbia, Puerto Rico, Canada, Mexico and in the Caribbean principally through a nationwide direct sales force, as well as through indirect resellers, retailers and other strategic partners. Additional information on Arch is available on the Internet at www.arch.com.

Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Arch’s expectations for full-year 2003 operating performance, future reductions in operating expenses and maintenance of operating margins, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Arch’s actual results to be materially different from the company’s expectations expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for Arch’s paging products and services, Arch’s ability to continue to reduce operating expenses and maintain operating margins, Arch’s future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third party providers for certain equipment and services, as well as other risks described from time to time in Arch’s periodic reports and registration statements filed with the Securities and Exchange Commission. Although Arch believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Arch disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

ARCH WIRELESS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(unaudited and in thousands)

	June 30, 2003	December 31, 2002
Assets
Current assets:
Cash and cash equivalents	$46,156	$37,187
Accounts receivable, net	32,312	45,308
Deposits	5,063	4,880
Prepaid rent	433	9,857
Prepaid expenses and other	14,444	17,999

Total current assets	98,408	115,231

Property and equipment	389,656	391,060
Less accumulated depreciation and amortization	(137,463)	(87,278)

Property and equipment, net	252,193	303,782

Assets held for sale	1,245	3,311
Intangible and other assets, net	5,845	15,600

	$357,691	$437,924

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$30,000	$55,000
Accounts payable	4,474	8,412
Accrued compensation and benefits	11,760	20,948
Accrued network costs	8,084	10,052
Accrued property and sales taxes	12,690	12,672
Accrued interest	2,088	1,446
Accrued other	10,774	12,324
Customer deposits and deferred revenue	31,364	35,704

Total current liabilities	111,234	156,558

Long-term debt, less current maturities	111,935	162,185

Other long-term liabilities	3,041	788

Stockholders' equity:
Common stock	2	20
Additional paid-in capital	122,358	121,456
Deferred stock compensation	(3,441)	(4,330)
Retained earnings	12,562	1,247

Total stockholders' equity	131,481	118,393

	$357,691	$437,924

ARCH WIRELESS, INC. CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (unaudited and in thousands, except share and per share amounts)

	Reorganized Company		Predecessor Company	Pro Forma
	Three Months Ended June 30, 2003	One Month Ended June 30, 2002	Two Months Ended May 31, 2002	Three Months Ended June 30, 2002
Revenues	$154,076	$68,967	$131,815	$200,782
Operating expenses:
Cost of products sold	1,374	1,202	5,016	6,218
Service, rental, and maintenance	48,511	21,374	38,380	59,754
Selling	11,721	5,954	13,134	19,088
General and administrative	43,887	23,471	40,540	64,011
Depreciation and amortization	30,638	12,567	33,789	46,356
Stock based and other compensation	4,276	888	--	888

Total operating expenses	140,407	65,456	130,859	196,315

Operating income (loss)	13,669	3,511	956	4,467
Interest expense, net	(4,827)	(3,016)	(904)	(3,920)
Gain on extinguishment of debt	--	--	1,621,355	1,621,355
Other income (expense)	73	(148)	1,354	1,206

Income (loss) before reorganization items, net
and fresh start accounting adjustments	8,915	347	1,622,761	1,623,108
Reorganization items, net	--	--	(16,280)	(16,280)
Fresh start accounting adjustments	--	--	47,895	47,895

Income (loss) before provision for income taxes	8,915	347	1,654,376	1,654,723
Provision for income taxes	(3,671)	--	--	--

Net income (loss)	$5,244	$347	$1,654,376	$1,654,723

Basic net income (loss) per common share	$0.26	$0.02

Diluted net income (loss) per common share	$0.26	$0.02

Basic weighted average common shares outstanding	20,000,000	20,000,000

Diluted weighted average common shares ouststanding	20,025,555	20,000,000

ARCH WIRELESS, INC. CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (unaudited and in thousands, except share and per share amounts)

	Reorganized Company		Predecessor Company	Pro Forma
	Six Months Ended June 30, 2003	One Month Ended June 30, 2002	Five Months Ended May 31, 2002	Six Months Ended June 30, 2002
Revenues	$318,829	$68,967	$365,360	$434,327
Operating expenses:
Cost of products sold	3,032	1,202	10,426	11,628
Service, rental and maintenance	98,646	21,374	105,990	127,364
Selling	24,215	5,954	35,313	41,267
General and administrative	92,979	23,471	116,668	140,139
Depreciation and amortization	63,861	12,567	82,720	95,287
Stock based and other compensation	6,471	888	--	888

Total operating expenses	289,204	65,456	351,117	416,573

Operating income (loss)	29,625	3,511	14,243	17,754
Interest expense, net	(10,473)	(3,016)	(2,178)	(5,194)
Gain on extinguishment of debt	--	--	1,621,355	1,621,355
Other income (expense)	83	(148)	110	(38)

Income (loss) before reorganization items, net
and fresh start accounting adjustments	19,235	347	1,633,530	1,633,877
Reorganization items, net	--	--	(22,503)	(22,503)
Fresh start accounting adjustments	--	--	47,895	47,895

Income (loss) before provision for income taxes	19,235	347	$1,658,922	$1,659,269
Provision for income taxes	(7,920)	--	--	--

Net income (loss)	$11,315	$347	$1,658,922	$1,659,269

Basic net income (loss) per common share	$0.57	$0.02

Diluted net income (loss) per common share	$0.57	$0.02

Basic weighted average common shares outstanding	20,000,000	20,000,000

Diluted weighted average common shares outstanding	20,012,848	20,000,000

ARCH WIRELESS, INC. CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (unaudited and in thousands)

	Reorganized Company		Predecessor Company	Pro Forma
	Six Months Ended June 30, 2003	One Month Ended June 30, 2002	Five Months Ended May 31, 2002	Six Months Ended June 30, 2002
Cash flows from operating activities:
Net income (loss)	$11,315	$347	$1,658,922	$1,659,269
Adjustments to reconcile net income (loss) to net
cash
provided by operating activities:
Depreciation and amortization	63,861	12,567	82,720	95,287
Gain on extinguishment of debt	--	--	(1,621,355)	(1,621,355)
Fresh start adjustments	--	--	(47,895)	(47,895)
Gain on tower site sale	--	--	(1,287)	(1,287)
Accretion of long-term debt	4,750	1,067	--	1,067
Amortization of stock and other compensation	1,773	149	--	149
Deferred income tax provision	7,920	--	--	--
Losses on disposals of property and equipment	61	--	--	--
Other income	(119)	--	--	--
Provisions for doubtful accounts and service
adjustments	15,294	6,053	34,355	40,408
Changes in assets and liabilities:
Accounts receivable	(2,298)	(7,492)	(2,827)	(10,319)
Inventories	--	--	796	796
Prepaid expenses and other	13,071	645	(18,021)	(17,376)
Accounts payable and accrued expenses	(16,708)	627	(11,843)	(11,216)
Customer deposits and deferred revenue	(4,340)	(590)	4,325	3,735
Other long-term liabilities	1,733	151	(727)	(576)

Net cash provided by operating activities	$96,313	$13,524	$77,163	$90,687

Cash flows from investing activities:
Additions to property and equipment	(9,695)	(9,497)	(44,474)	(53,971)
Proceeds from disposals of property and equipment	2,232	--	--	--
Receipts from note receivable	119	--	--	--

Net cash used for investing activities	(7,344)	(9,497)	(44,474)	(53,971)

Cash flows from financing activities:
Repayment of long-term debt	(80,000)	(183)	(65,394)	(65,577)

Net cash used for financing activities	(80,000)	(183)	(65,394)	(65,577)

Effect of exchange rate changes on cash	--	--	32	32

Net increase (decrease) in cash and cash equivalents	8,969	3,844	(32,673)	(28,829)
Cash and cash equivalents, beginning of period	37,187	39,527	72,200	72,200

Cash and cash equivalents, end of period	$46,156	$43,371	$39,527	$43,371

Supplemental disclosures:
Interest paid	$5,456	$--	$2,257	$2,257
Asset retirement obligation	$1,244	$--	$--	$--
Repayment of debt with restricted cash	$--	$--	$36,899	$36,899
Issuance of new debt and common stock in exchange
for predecessor liabilities	$--	$--	$416,101	$416,101
Reorganization expenses paid	$--	$--	$22,503	$22,503

ARCH WIRELESS, INC. CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (unaudited and in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues:
One-way messaging	$126,761	$168,811	$263,632	$368,851
Two-way messaging	27,315	31,971	55,197	65,476

Total revenues	154,076	200,782	318,829	434,327
Operating expenses:
Cost of products sold	1,374	6,218	3,032	11,628
Service, rental, and maintenance	48,511	59,754	98,646	127,364
Selling	11,721	19,088	24,215	41,267
General and administrative	43,887	64,011	92,979	140,139
Depreciation and amortization	30,638	46,356	63,861	95,287
Stock based and other compensation	4,276	888	6,471	888

Total operating expenses	140,407	196,315	289,204	416,573

Operating income (loss)	13,669	4,467	29,625	17,754
Interest expense, net	(4,827)	(3,920)	(10,473)	(5,194)
Gain on extinguishment of debt	--	1,621,355	--	1,621,355
Other income (expense)	73	1,206	83	(38)

Income (loss) before reorganization items,
net and fresh start accounting adjustments	8,915	1,623,108	19,235	1,633,877
Reorganization items, net	--	(16,280)	--	(22,503)
Fresh start accounting adjustments	--	47,895	--	47,895

Income (loss) before provision for income taxes	8,915	1,654,723	19,235	1,659,269
Provision for income taxes	(3,671)	--	(7,920)	--

Net income (loss) to common stockholders	$5,244	$1,654,723	$11,315	$1,659,269

ARCH WIRELESS, INC. UNIT ACTIVITY

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Direct One-Way:
Beginning units in service	3,704,000	5,152,000	3,968,000	5,588,000
Internal unit in service growth (decline)	(228,000)	(368,000)	(492,000)	(804,000)

Ending units in service	3,476,000	4,784,000	3,476,000	4,784,000

Revenues (000s)	$116,360	$150,944	$240,816	$330,147
Average revenue per unit	$10.28	$10.47	$10.27	$10.52
Two-Way:
Beginning units in service	326,000	364,000	343,000	327,000
Internal unit in service growth (decline)	(16,000)	4,000	(33,000)	41,000

Ending units in service	310,000	368,000	310,000	368,000

Revenues (000s)	$26,696	$31,167	$54,008	$63,899
Average revenue per unit	$27.18	$29.96	$26.80	$30.34
Indirect One-Way:
Beginning units in service	1,123,000	2,218,000	1,319,000	2,578,000
Internal unit in service growth (decline)	(145,000)	(371,000)	(341,000)	(731,000)

Ending units in service	978,000	1,847,000	978,000	1,847,000

Revenues (000s)	$10,401	$17,867	$22,816	$38,704
Average revenue per unit	$3.31	$2.98	$3.34	$2.95
Two-Way:
Beginning units in service	9,000	7,000	9,000	7,000
Internal unit in service growth (decline)	--	1,000	--	1,000

Ending units in service	9,000	8,000	9,000	8,000

Revenues (000s)	$619	$804	$1,189	$1,577
Average revenue per unit	$22.66	$21.51	$22.20	$22.75